UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Airgas, Inc.

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News Release	Airgas, Inc. 259 N. Radnor-Chester Road Suite 100 Radnor, PA 19087-5283 www.airgas.com

Media Contact:		Investor Contact:
Jay Worley	Joele Frank / Dan Katcher / James Golden	Barry Strzelec
jay.worley@airgas.com	Joele Frank, Wilkinson Brimmer Katcher	barry.strzelec@airgas.com
(610) 902-6206	(212) 355-4449	(610) 902-6256

For release: IMMEDIATELY

NATION’S TWO LEADING PROXY ADVISORY FIRMS

RECOMMEND THAT AIRGAS STOCKHOLDERS

VOTE AGAINST AIR PRODUCTS’ JANUARY MEETING PROPOSAL

Airgas Board Urges Stockholders to Vote “FOR” Airgas’ Three Experienced and Highly Qualified Directors and “AGAINST” Air Products’ By-Law Amendment Proposals

RADNOR, PA – September 9, 2010 – Airgas, Inc. (NYSE: ARG) today announced that two leading proxy advisory firms, Institutional Shareholder Services (“ISS”) and Glass Lewis & Co., recommend that Airgas stockholders vote “AGAINST” Air Products’ proposal to amend the Company’s By-Laws to require a January 2011 meeting of stockholders. In addition, Glass Lewis & Co. has recommended that stockholders vote “FOR” the election of Airgas’ highly qualified director nominees and “AGAINST” Air Products’ other By-Law Amendment proposals. Stockholders of record as of the close of business on July 19, 2010, are entitled to vote at the Airgas Annual Meeting of Stockholders, which is scheduled for September 15, 2010.

With regard to Air Products’ proposal to require a January 2011 meeting of stockholders, ISS states in its September 8, 2010 report, “As the current bid remains below a fair and full price, we do not recommend shareholders support the [Air Products January Meeting] proposal.”*

ISS also advises Airgas stockholders to “Vote AGAINST this proposal because: Pulling the next annual meeting ahead by 9 months would significantly impair the defensive value of the classified board, limiting the board’s ability to negotiate the highest offer for shareholders.”*

In addition, ISS states that the Air Products January Meeting proposal “cedes significant control of the negotiation process to the bidder.”*

In its September 7, 2010, report, Glass Lewis stated:

Airgas shareholders should support the incumbent directors on the basis of their solid track record of shareholder value creation and the rigorous analysis of the industry recovery and the Company’s future prospects. We do note that Airgas appears willing to talk with Air Products as long as it comes to the table with an [sic] reasonable consideration.*

“We are pleased that both ISS and Glass Lewis recommend that stockholders vote AGAINST Air Products’ proposal to amend the Company’s By-Laws to require a January 2011 meeting of stockholders,” said Peter McCausland, Chairman and Chief Executive Officer of Airgas. “We also appreciate Glass Lewis’ recommendation that stockholders vote FOR the re-election of all three of Airgas’ directors and AGAINST Air Products’ other By-Law Amendment proposals.”

Airgas respectfully disagrees with ISS regarding its recommendation on the re-election of Airgas’ highly qualified director nominees. Airgas’ Board of Directors has overseen considerable and consistent stockholder value creation and is convinced that its track record of industry- and market-leading performance clearly demonstrates that Airgas is committed to acting in the best interests of all its stockholders. The Airgas Board remains unanimous in its belief that $65.50 per share is grossly inadequate and that the Air Products’ nominees were chosen for one purpose: to facilitate an Air Products takeover of Airgas at a low-ball price.

McCausland concluded, “We have made a binding commitment to call a Special Meeting of Stockholders on June 21, 2011, if Air Products’ January Meeting Proposal does not receive support from a majority of the votes represented and entitled to vote at the September 2010 Annual Meeting. This Special Meeting would provide Airgas stockholders the ability to determine control of the Board by June.”

The Airgas Board continues to recommend that Airgas stockholders vote “FOR” the election of Airgas’ highly qualified director nominees – W. Thacher Brown, Richard C. Ill and Peter McCausland – and reject the Air Products nominees.

Airgas stockholders are reminded that they have the opportunity to protect their investment, even if they will not be attending the Annual Meeting, by promptly voting the WHITE proxy card. Airgas urges stockholders to vote by telephone, by Internet, or by signing, dating and returning the WHITE proxy card today. Airgas urges stockholders to discard all Gold proxy cards sent by Air Products.

Any Airgas stockholders who have questions or require assistance voting their shares should contact Innisfree M&A Incorporated, which is assisting Airgas in this matter, toll-free at (877) 687-1875.

BofA Merrill Lynch and Goldman, Sachs & Co. are serving as financial advisors, and Wachtell, Lipton, Rosen & Katz is serving as legal counsel to Airgas and its Board of Directors.

About Airgas, Inc.

Airgas, Inc. (NYSE: ARG), through its subsidiaries, is the largest U.S. distributor of industrial, medical, and specialty gases, and hardgoods, such as welding equipment and supplies. Airgas is also one of the largest U.S. distributors of safety products, the largest U.S. producer of nitrous oxide and dry ice, the largest liquid carbon dioxide producer in the Southeast, and a leading distributor of process chemicals, refrigerants, and ammonia products. More than 14,000 employees work in approximately 1,100 locations, including branches, retail stores, gas fill plants, specialty gas labs, production facilities and distribution centers. Airgas also distributes its products and services through eBusiness, catalog and telesales channels. Its national scale and strong local presence offer a competitive edge to its diversified customer base. For more information, please visit www.airgas.com.

*	Permission to use quotation was neither sought nor obtained.

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IMPORTANT INFORMATION

In connection with its 2010 Annual Meeting of Stockholders, Airgas, Inc. has filed a definitive proxy statement on Schedule 14A with the Securities and Exchange Commission (the “SEC”). INVESTORS AND STOCKHOLDERS OF AIRGAS ARE URGED TO READ THE PROXY STATEMENT FOR THE 2010 ANNUAL MEETING IN ITS ENTIRETY BECAUSE IT CONTAINS IMPORTANT INFORMATION. In response to the tender offer proposed by Air Products and Chemicals, Inc. referred to in this communication, Airgas has filed with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9, as amended. STOCKHOLDERS OF AIRGAS ARE ADVISED TO READ AIRGAS’ SOLICITATION/ RECOMMENDATION STATEMENT ON SCHEDULE 14D-9, AS AMENDED, IN ITS ENTIRETY BECAUSE IT CONTAINS IMPORTANT INFORMATION. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities of Air Products. Investors and stockholders will be able to obtain free copies of Airgas’ definitive proxy statement, the Solicitation/Recommendation Statement on Schedule 14D-9, any amendments or supplements to the proxy statement and/or the Schedule 14D-9, any other documents filed by Airgas in connection with the 2010 Annual Meeting and/or the tender offer by Air Products, and other documents filed with the SEC by Airgas at the SEC’s website at www.sec.gov. Free copies of the definitive proxy statement, the Solicitation/ Recommendation Statement on Schedule 14D-9, and any amendments and supplements to these documents are also available in the “Investor Information” section of the Company’s website at www.airgas.com, or through the following web address: http://investor.shareholder.com/arg/airgascontent.cfm. Airgas and its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies in connection with its 2010 Annual Meeting. Detailed information regarding the names, affiliations and interests of Airgas’ directors and executive officers is available in the definitive proxy statement for the 2010 Annual Meeting, which was filed with the SEC on July 23, 2010. To the extent holdings of Airgas securities have changed, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

FORWARD-LOOKING STATEMENTS

This presentation contains statements that are forward looking. Forward-looking statements include the statements identified as forward-looking in the Company’s press release announcing its quarterly earnings, as well as any statement that is not based on historical fact, including statements containing the words “believes,” “may,” “plans,” “will,” “could,” “should,” “estimates,” “continues,” “anticipates,” “intends,” “expects” and similar expressions. All forward-looking statements are based on current expectations regarding important risk factors and should not be regarded as a representation by us or any other person that the results expressed therein will be achieved. Airgas assumes no obligation to revise or update any forward-looking statements for any reason, except as required by law. Important factors that could cause actual results to differ materially from those contained in any forward-looking statement include the factors identified in the Company’s press release announcing its quarterly earnings, as well as other factors described in the Company’s reports, including its March 31, 2010 Form 10-K, subsequent Forms 10-Q, and other forms filed by the Company with the Securities and Exchange Commission. The Company notes that forward-looking statements made in connection with a tender offer are not subject to the safe harbors created by the Private Securities Litigation Reform Act of 1995. The Company is not waiving any other defenses that may be available under applicable law.